UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
March 18, 2025
Date of Report (Date of earliest event reported)
Essential Properties Realty Trust, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-38530	82-4005693
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

902 Carnegie Center Boulevard, Suite 520		08540
Princeton, New Jersey		(Zip Code)
(Address of principal executive offices)
Registrant’s telephone number, including area code: (609) 436-0619
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value per share	EPRT	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 8.01    Other Events.
On March 18, 2025, Essential Properties Realty Trust, Inc., a Maryland corporation (the “Company”), and Essential Properties, L.P., a Delaware limited partnership (the “Operating Partnership”), entered into an underwriting agreement (the “Underwriting Agreement”) with Wells Fargo Securities, LLC and BofA Securities, Inc., as underwriters (in such capacities, the “Underwriters”), forward sellers (in such capacities, the “Forward Sellers”) and affiliates thereof as forward purchasers (in such capacities, the “Forward Purchasers”), relating to the offer and sale of 9,430,000 shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), on a forward basis (including 1,230,000 shares of Common Stock relating to the Underwriters’ option to purchase additional shares, which option the Underwriters exercised in full) (the “Offering”). The Offering closed on March 20, 2025.
The Underwriting Agreement contains customary representations, warranties and covenants among the parties. These representations, warranties and covenants are not representations of factual information to investors about the Company, the Operating Partnership or their respective subsidiaries, and the sale of Common Stock pursuant to the Underwriting Agreement is not a representation that there has not been any change in the condition of the Company or the Operating Partnership.
In connection with the Offering, on March 18, 2025 the Company entered into forward sale agreements (the “Initial Forward Sale Agreements”) with each Forward Purchaser. On March 19, 2025, in connection with the exercise in full of the Underwriters’ option to purchase additional shares, the Company entered into additional forward sale agreements (together with the Initial Forward Sale Agreements, the “Forward Sale Agreements”) with each Forward Purchaser.
On March 20, 2025, the Forward Sellers borrowed and sold an aggregate of 9,430,000 shares of Common Stock. The Company intends (subject to the Company’s right to elect cash or net share settlement subject to certain conditions) to deliver, upon physical settlement of the Forward Sale Agreements on one or more dates specified by the Company occurring no later than September 18, 2026, an aggregate of 9,430,000 shares of Common Stock to the Forward Purchasers in exchange for cash proceeds per share equal to the applicable forward sale price, which will be the public offering price less the underwriting discounts and commissions and subject to certain adjustments as provided in the Forward Sale Agreements. The Company intends to contribute the net proceeds from the settlement of the Forward Sale Agreements to the Operating Partnership in exchange for units of limited partnership interest in the Operating Partnership, and the Operating Partnership intends to use such net proceeds for general corporate purposes, including potential future investments.
The Offering was made pursuant to the Company’s effective automatic shelf registration statement on Form S-3 (File No. 333-280265) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, on June 17, 2024.
A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and incorporated herein by reference, and copies of the Forward Sale Agreements are attached hereto as Exhibits 1.2, 1.3, 1.4, and 1.5 and are incorporated herein by reference. The summaries of the Underwriting Agreement and the Forward Sale Agreements set forth herein are qualified in their entirety by reference to these exhibits.

Item 9.01 — Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
1.1
Underwriting Agreement, dated as of March 18, 2025, among the Company and the Operating Partnership, on the one hand, and Wells Fargo Securities, LLC and BofA Securities, Inc., as underwriters and Forward Sellers, and affiliates thereof as Forward Purchasers, on the other hand

1.2	Forward Confirmation, dated March 18, 2025, between the Company and Wells Fargo Securities, LLC (or its affiliate)
1.3	Forward Confirmation, dated March 18, 2025, between the Company and BofA Securities, Inc. (or its affiliate)
1.4	Forward Confirmation, dated March 19, 2025, between the Company and and Wells Fargo Securities, LLC (or its affiliate)
1.5	Forward Confirmation, dated March 19, 2025, between the Company and BofA Securities, Inc. (or its affiliate)
5.1	Opinion of Venable LLP as to the legality of the Common Stock
23.1	Consent of Venable LLP (included in Exhibit 5.1)
104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ESSENTIAL PROPERTIES REALTY TRUST, INC.

Date: March 20, 2025	By:	/s/ Mark E. Patten
Mark E. Patten
Executive Vice President, Chief Financial Officer, Treasurer and Corporate Secretary